Exhibit 24.1

Power of Attorney

The officers and directors whose signatures appear below hereby constitute Norman L. Lowery or Rodger A. McHargue, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file the registration statement on Form S-8 all amendments and post-effective amendments to such registration statement, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Donald E. Smith	Chairman of the Board of Directors	December 18, 2012
Donald E. Smith	and President

/s/ Norman L. Lowery	Vice Chairman of the Board of	December 18, 2012
Norman L. Lowery	Directors and Chief Executive Officer
(Principal Executive Officer)

/s/ Rodger A. McHargue	Chief Financial Officer (Principal	December 18, 2012
Rodger A. McHargue	Financial Officer)

/s/ W. Curtis Brighton	Director	December 18, 2012
W. Curtis Brighton

/s/ B. Guille Cox, Jr.	Director	December 18, 2012
B. Guille Cox, Jr.

/s/ Thomas T. Dinkel	Director	December 18, 2012
Thomas T. Dinkel

/s/ Anton H. George	Director	December 18, 2012
Anton H. George

/s/ George L. Gibson	Director	December 18, 2012
George L. Gibson

/s/ William R. Krieble	Director	December 18, 2012
William R. Krieble

/s/ Ronald K. Rich	Director	December 18, 2012
Ronald K. Rich

/s/ Virginia L. Smith	Director	December 18, 2012
Virginia L. Smith

/s/ William J. Voges	Director	December 18, 2012
William J. Voges